Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on December 14, 2007 (including amendments thereto) with respect to the Common Stock of Federal Signal Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  December 14, 2007

PARCHE, LLC By: RCG Starboard Advisors, LLC, its managing member STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD. By: RCG Starboard Advisors, LLC, its investment manager
RCG STARBOARD ADVISORS, LLC
By: Ramius Capital Group, L.L.C.,
       its sole member

RCG ENTERPRISE, LTD
By: Ramius Capital Group, L.L.C.,
       its investment manager

RAMIUS CAPITAL GROUP, L.L.C.
By: C4S & Co., L.L.C.,
       as managing member

C4S & CO., L.L.C.

By: /s/ Jeffrey M. Solomon Name: Jeffrey M. Solomon Title: Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFREY M. SOLOMON
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss